Exhibit 99.1

News		micros®

Release Date: January 25, 2007	Contact:	Peter J. Rogers, Jr.
Senior Vice President, Investor Relations
MICROS Systems, Inc.
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2007 SECOND QUARTER RESULTS:
REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS;
RECORD SECOND QUARTER REVENUE, NET INCOME AND EPS

Columbia, Maryland ... MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2007 second quarter ended December 31, 2006.

FINANCIAL HIGHLIGHTS

-Revenue for the quarter was $189.9 million, an increase of $25.9 million, or 15.8%, over the same period last year.  Revenue for the six-month period was $363.6 million, an increase of $47.6 million, or 15.1% over the same period last year.  Revenue exceeded consensus expectations and was above MICROS’s second quarter guidance.

-Net income for the quarter was $18.0 million, an increase of $3.8 million, or 26.9% over the same period last year.  Net income for the six-month period was $33.1 million, an increase of $6.6 million, or 24.7% over the same period last year.  Without giving effect to Financial Accounting Standard (FAS) No. 123 (R), “Share-based Payments”, net income for the quarter, excluding the share-based payment charge (non-GAAP measure), was $20.2 million, an increase of $4.4 million, or 27.9% over the year ago period.  Net income for the six-month period, before the share-based payment charge, was $37.5 million, an increase of $8.1 million, or 27.6% over the year ago period.

-Diluted earnings per share (EPS) for the quarter was $0.44 per share, an increase of $0.09 per share, or 25.7% over the same period last year.   Diluted EPS for the six-month period was $0.81 per share, an increase of $0.16 per share, or 24.6% over the same period last year.  Without giving effect to FAS No. 123 (R), diluted EPS for the quarter, excluding the share-based payment charge (non-GAAP measure), was $0.49 per share, an increase of $0.10 per share, or 25.6% over year ago period.  Diluted EPS for the six-month period, before the share-based payment charge, was $0.92 per share, an increase of $0.20, or 27.8% over the year ago period.

-Net income and diluted EPS, before and after the share-based payment charge, exceeded consensus expectations and were above second quarter guidance.

-MICROS’s financial results were Company records for the second fiscal quarter.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated, “We are very pleased with the financial results for the quarter and the first six months of the fiscal year.  We continue to exceed our financial targets and continue to win new contracts which will help drive future growth.”

MICROS’s guidance for its fiscal 2007 third quarter ending March 31, 2007 is for revenue between $196.0 and $199.0 million, and net income between $19.1 million and $20.2 million, or diluted EPS of $0.46 to $0.49.   Guidance for net income, excluding the projected share-based payment charge for the third quarter, is between $21.5 million and $22.5 million, or non-GAAP diluted EPS of $0.52 to $0.54.

Guidance for the fiscal 2007 year ending June 30, 2007 remains the same at revenue between $778.0 million and $781.0 million; net income between $78.3 million and $80.3 million, or diluted EPS of $1.90 to $1.94; a non-GAAP net income, excluding the currently projected share-based payment charge for the fiscal year, between $86.5 million and $88.7 million, or non-GAAP diluted EPS between $2.10 and $2.14.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  An example of a forward looking statement includes the statements in the paragraphs where MICROS provides guidance for its fiscal 2007 third quarter ending March 31, 2007, and its fiscal 2007 year ending June 30, 2007, and Mr. Giannopoulos’s quote.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of January 25, 2007.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

News		micros®
Release Date: January 25, 2007	Contact:	Peter J. Rogers, Jr.
SVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Second Quarter Ended December 31,		Six Months Ended December 31,

	2006	2005	2006	2005

Revenue:
Hardware	$55,460	$52,445	$109,603	$96,498
Software	32,752	28,378	60,508	56,257
Service	101,663	83,156	193,466	163,228

Total revenue	189,875	163,979	363,577	315,983

Cost of sales:
Hardware	36,270	35,555	70,236	65,137
Software	6,635	6,606	13,996	12,407
Service	48,116	39,746	91,822	78,206

Total cost of sales	91,021	81,907	176,054	155,750

Gross margin	98,854	82,072	187,523	160,233

Selling, general and administrative expenses	59,867	50,299	115,456	99,658
Research and development expenses	7,858	6,346	14,651	12,687
Depreciation and amortization	3,338	2,610	6,161	5,107
Stock option expense (*)	2,695	2,187	5,510	4,100

Total operating expenses	73,758	61,442	141,778	121,552

Income from operations	25,096	20,630	45,745	38,681
Non-operating income, net	2,395	820	4,625	1,177

Income before taxes, minority interests and equity in net earnings of affiliates	27,491	21,450	50,370	39,858
Income tax provision	9,072	6,971	16,737	12,954

Income before minority interests and equity in net earnings of affiliates	18,419	14,479	33,633	26,904
Minority interests and equity in net earnings of affiliates	(401)	(275)	(505)	(348)

Net income	$18,018	$14,204	$33,128	$26,556

Net income per common share – diluted	$0.44	$0.35	$0.81	$0.65

Weighted-average number of shares outstanding - diluted	41,225	40,798	40,949	40,604

Management believes that presentation of the following non-GAAP financial measure provides useful information to investors regarding MICROS’s financial condition and results of operations because it allows meaningful historical analysis and comparison.

Reconciliation of GAAP Net Income and EPS, and Net Income and EPS before share-based payment charge, i.e. stock option expense

Net income	$18,018	$14,204	$33,128	$26,556

Add back:
(*) Stock option expense
Selling, general and administrative expenses	2,578	2,155	5,270	4,030
Research and development expenses	117	32	240	70

Total stock option expense	2,695	2,187	5,510	4,100

Subtract:
Total tax effect on stock option expense	545	623	1,115	1,244

Net income (before share-based payment charge)/Non-GAAP	$20,168	$15,768	$37,523	$29,412

Net income per common share-diluted (before share-based payment charge) / Non-GAAP	$0.49	$0.39	$0.92	$0.72

News		micros®
Release Date: January 25, 2007	Contact:	Peter J. Rogers, Jr.
SVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	December 31, 2006	June 30, 2006

ASSETS
Current assets:
Cash and cash equivalents	$285,289	$237,222
Accounts receivable, net	148,629	141,159
Inventories, net	47,144	46,637
Deferred income taxes	22,226	16,649
Prepaid expenses and other current assets	35,074	15,485

Total current assets	538,362	457,152
Property, plant and equipment, net	24,743	23,794
Deferred income taxes, non-current	17,644	16,192
Goodwill	107,020	98,581
Intangible assets, net	11,457	10,427
Purchased and internally developed software costs, net	36,004	38,328
Other assets	4,031	3,383

Total assets	$739,261	$647,857

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$3,507	$2,134
Accounts payable	37,227	36,022
Accrued expenses and other current liabilities	93,997	84,897
Current portion of capital lease obligations	124	89
Income taxes payable	12,741	12,416
Deferred income taxes	265	227
Deferred service revenue	62,740	68,246

Total current liabilities	210,601	204,031
Capital lease obligations, net of current portion	408	424
Deferred income taxes, non-current	16,750	14,998
Other non-current liabilities	9,093	8,146
Minority interests	3,795	3,142
Commitments and contingencies
Shareholders’ equity:
Common stock	504	487
Capital in excess of par	141,522	100,723
Retained earnings	335,976	302,848
Accumulated other comprehensive income	20,612	13,058

Total shareholders’ equity	498,614	417,116

Total liabilities and shareholders’ equity	$739,261	$647,857